Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-224391 and No.333-212406) and Form F-3 (No. 333-217101) of Hutchison China MediTech Limited of our report dated March 11, 2019 relating to the consolidated financial statements of Nutrition Science Partners Limited, which appears in this Annual Report on Form 20-F of Hutchison China MediTech Limited.

/s/ PricewaterhouseCoopers

Hong Kong

March 11, 2019